                                                          Exhibit 99.B(J)(ii)(a)

                        FIRST AMENDMENT TO CUSTODIAN AND
                         INVESTMENT ACCOUNTING AGREEMENT

     THIS FIRST AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of March 1, 2002 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED NOVEMBER 1, 2001, attached to the Agreement and attached hereto for reference (each a "Client") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

     WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of November 1, 2001 (the "Agreement"); and

     WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated March 1, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.


STATE  STREET  BANK AND  TRUST         ON BEHALF OF EACH OF THE FUNDS SET FORTH
COMPANY                                ON EXHIBIT A ATTACHED HERETO

By: /s/ Stephen Hilliard               By: /s/ Michael J. Roland
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Name: STEPHEN HILLIARD                 Name: Michael J. Roland
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Title:       SVP                       Title:Executive Vice President
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